[LOGO]

                     CORVU ANNOUNCES SECOND QUARTER RESULTS

Minneapolis - February 12, 2004 - CorVu(R) Corporation (OTC BB: CRVU), a leading provider of enterprise performance management solutions, today announced its financial results for the second quarter of its fiscal year 2004, ended December 31, 2003.

Revenues for the second quarter ended December 31, 2003 were $3.94 million, up 1% from $3.89 million in the quarter ended December 31, 2002. An operating loss of $776,000 was incurred for the second quarter of fiscal year 2004, compared to operating income of $253,000 in the comparable period of the prior year.

Revenues for the six months ended December 31, 2003 were $7.53 million, down 10% from $8.34 million in the comparable period of the prior year. An operating loss of $1.14 million was incurred for the six-month period, compared to operating income of $1.31 million in the six months ended December 31, 2002. (All figures stated in U.S. dollars.)

"Although sales performance was below our expectations due to results in our UK/Europe region, the growth in our sales teams in both the Americas and UK/European has been in line with our plans," explained Justin MacIntosh, President and CEO of CorVu Corporation. "We remain confident that we will realize benefits from this investment throughout the remainder of this fiscal year."

"Additionally," added MacIntosh, "services and maintenance revenues are currently exceeding our expectations. This indicates that our current customer base continues to not only use our products, but is expanding use throughout their organizations."

Earnings Call Details
A presentation and call to discuss the quarterly results are scheduled for 10:00 a.m. Eastern on Friday, February 13, 2004. Investors and other interested parties may receive login information at http://www.corvu.com/investors. Information provided during the call will be posted for review following the call at http://www.corvu.com/investors, as well. For more information, please contact Sara Upchurch at 678.366.4884 or pr@corvu.com.


About CorVu Corporation
CorVu Corporation is a leading global provider of enterprise performance management solutions that empower organizations to achieve strategic goals and improve operational and financial performance. Offering comprehensive Balanced Scorecard, risk management, corporate governance, budgeting/financial consolidation, business intelligence, reporting and analytical solutions, CorVu helps over 4,500 organizations drive profitability. With CorVu, leading suppliers in aerospace, banking, financial services, healthcare, hospitality, insurance, manufacturing, mining, the public sector, telecommunications, and transportation have achieved more effective decision-making, efficient management reporting and increased accountability. For more information on how CorVu can help drive breakthrough performance at your organization, please visit http://www.corvu.com or call 800.610.0769.

Forward Looking Statements
This announcement contains statements regarding the Company's sales force and its services and maintenance revenue that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements appear in a number of places in this release. These statements involve a variety of risks and uncertainties, known and unknown, including, among others, the risk that (i) anticipated orders will not be placed, (ii) the increase of the Company's sales force will not have a positive effect on the Company's revenues and (iii) the increase of the Company's services and maintenance revenues does not indicate an increased use of the Company's products by its customers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of the various factors discussed herein.

                                      # # #

Contact: Sara Upchurch             IR Contact  Stan Altschuler
         CorVu North America, Inc.             Strategic Growth International
         678.366.4884                          212.838.1444
         pr@corvu.com                          saltschuler@sgi-ir.com
         ------------                          ----------------------